UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WYETH

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Talking Points: Wyeth and Pfizer Acquisition

Transaction Overview

•	As you have seen, we announced that Wyeth is being acquired by Pfizer.

•	This decision took a great deal of thought and consideration, for us as well as for Pfizer.

•	Pfizer had expressed strong interest in acquiring Wyeth over a period of several months because they view us as the best strategic match for them.

•	The combination will create the premier global biopharmaceutical company. The new company will be an industry leader in human, animal and consumer health.

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Pfizer is looking to harness the talents of the best people from both organizations. It is important to understand that this is not a transaction being principally driven by cost savings - our companies have highly complementary businesses and structures, and Pfizer wants to add to their own diversification by growing our businesses.

Why is this good for Wyeth?

•	This is a chance to realize significant value for our shareholders.

•	And we believe we can better execute our strategy and can accomplish far more together in the years ahead than either company could have achieved on its own.

•	Although we are well positioned to succeed on our own, we believe this combination provides a higher likelihood of success in an increasingly challenging marketplace.

Next Steps (Transaction Timing and Integration)

•	We know you have questions. Typically, a transaction of this nature takes at least six months to close and decisions will be made over time.

•	The transaction is expected to close in the second half of 2009. In the meantime, it is important for all of us to remember that we will still operate as an independent company.

•	We must continue to execute our plans and strategies, and meet our business objectives.

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While we know this is distracting, the best way to ensure our future success is to stay focused on our mission and continue the important work that we do on behalf of the patients and customers who count on us.

•	We must remain professional and stay focused on what we can control.

•	As for what happens next, the timing isn’t exact but there are some key milestones along the way until we close:

•	The transaction is subject to regulatory approval in the U.S. and abroad.

•	It is subject to Wyeth shareholder approval, which will necessitate a shareholder meeting scheduled for a later date.

•	As we move further along in this process, there will be an integration team put in place to plan the structure of the new company.

•	Later today Bernard will be speaking live on the Simulcast, and we encourage you to ask questions by submitting them to [ ]@Wyeth.com.

•	There is also information on Inside Wyeth for you to review.

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And finally, we recognize that there will be more questions than we have answers for at this early stage. Wyeth will be setting up an Intranet site where you can submit questions and get additional information as it becomes available from time to time.

•	I’m happy to do the best that I can to answer questions you may have at this time.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Wyeth concerning the proposed merger of Wyeth with Pfizer (the “merger”) and other future events and their potential effects on Wyeth. Such statements are based upon the current beliefs and expectations of our management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies and risk relating to the merger, many of which are beyond our control.

In connection with the proposed merger, Pfizer intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 containing a proxy statement/prospectus for the stockholders of Wyeth and each of Wyeth and Pfizer plan to file other documents with the SEC regarding the proposed merger transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, WYETH’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus, as well as other relevant documents containing important information about Wyeth and Pfizer at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Wyeth’s stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents when they become available by directing a request by mail or telephone to Wyeth, Five Giralda Farms, Madison, NJ 07940, Attention: Investor Relations, (877) 552-4744. Information about Wyeth’s directors and executive officers and other persons who may be participants in the solicitation of proxies from Wyeth’s stockholders is set forth in Wyeth’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and Wyeth’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on March 14, 2008.

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